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                                       BYLAWS

                                         OF

                                   NURESCELL INC.
                                A NEVADA CORPORATION

                                     ARTICLE I

                                    STOCKHOLDERS

     SECTION 1.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors on such date and at such time as may be determined from time to time by the board of directors. Any other proper business may be transacted at the annual meeting.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of stockholders may be called by the board of directors, or the president. Special meetings may not be called by any other person or persons. Each special meeting shall be held on such date and at such time as is determined by the person or persons calling the meeting.

     SECTION 1.3 LOCATION OF MEETINGS. Each annual meeting or special meeting of stockholders shall be held at such place, within or without the State of Nevada, as may be determined by the board of directors, or if no determination is made, at such place as may be determined by the president, or by any other officer authorized by the board of directors or the president to make such determination.

     SECTION 1.4 NOTICE. Notice of each annual or special meeting shall be in writing and signed by the president or a vice-president, or the secretary, or an assistant secretary, or by such other natural person or persons designated by the board of directors. The notice must state the purpose or purposes for which the meeting is called and the date and time when, and the place where it is to be held. The notice shall contain such additional information as may be required by applicable law or determined by the board of directors. Subject to the requirements of applicable law, notice shall be given to such persons at such time, and in such manner, as the board of directors shall determine or if no determination is made, as the president, or any other officer so authorized by the board of directors of the president, shall determine.

     SECTION 1.5 WAIVER OF NOTICE. Any stockholder may waive notice of any meeting by a writing signed by such stockholder, or the stockholder's duly authorized attorney, either before or after the meeting.


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                                     EXHIBIT 2.2
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     SECTION 1.6    CONDUCT OF MEETINGS. Subject to the requirements of
applicable law, each annual or special meeting of stockholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and as to matters not governed such rules and procedures, as the chairperson of the meeting shall determine. The chairperson of any annual or special meeting of stockholders shall be designated by the board of directors and, in the absence of any such designation, shall be the president. Stockholders may participate in any annual or special meeting of stockholders by means of a telephone conference call or similar method of communication by which all persons participating in the meeting can hear each other. Any such participation constitutes presence in person at the meeting.

     SECTION 1.7 QUORUM. The presence in person or by proxy of persons holding at least a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

     SECTION 1.8 RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not b more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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                                     ARTICLE II

                                     DIRECTORS

     SECTION 2.1 QUALIFICATIONS AND NUMBER. Each director must be at least 18 years of age. A director need not be a stockholder of this corporation or a resident of the State of Nevada. The authorized number of directors as provided in the Articles of Incorporation shall not be less than one (1) nor more than five (5). The exact number of authorized directors shall be one (1) until changed, within the limits specified, by a bylaw amending this provision, duly adopted by the board of directors or by a majority of the outstanding shares entitled to vote.

     SECTION 2.2    MEETINGS.

                    (a) TIME AND LOCATION. Each meeting of the board of directors shall be held on such date and at such time and place within or without the State of Nevada as shall be fixed by the board of directors or the person calling the meeting.

                    (b) CALL. No call shall be required for regular meetings for which the time and place have been fixed by the board of directors. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

                    (c) NOTICE. Notice need not be given for regular meetings for which the time and place have been fixed by the board of directors. Notice of the time, date and location of a special meeting shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

                    (d) QUORUM AND ACTION. A majority of the board of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by applicable law, or the articles of incorporation, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors.

                    (e) TELEPHONIC MEETINGS. Unless otherwise restricted by the articles of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or committed by means of a telephone conference or similar method of communication by which all persons participating can hear each other. Participation in a meeting in accordance with this subsection constitutes presence in person at the meeting.

     SECTION 2.3 ACTION WITHOUT A MEETING. Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at a meeting of the board of directors,, or of any committee designated by the board of directors, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board of directors


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or of the committee, as the case may be. The written consent must be filed with the minutes of proceedings of the board of directors or committee, as the case may be.

                                    ARTICLE III

                                      OFFICERS

     SECTION 3.1 REQUIRED OFFICERS. The corporation must have a President, Secretary, and a Treasurer. The board of directors may, if it so desires, choose from its members, a Chairman of the Board and a Vice-Chairman of the Board. The corporation may also have one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as may be deemed necessary by the board of directors. Officers shall be chosen by the board of directors or chosen in the manner determined by the board of directors.

     SECTION 3.2 QUALIFICATIONS. All officers must be natural persons and any natural person may hold two or more offices.

     SECTION 3.3 TERM OF OFFICE AND VACANCIES. Unless otherwise provided in the resolution choosing the officer, each officer shall hold office until his or her successor shall have been chosen and qualified or until his or her earlier resignation or removal. Any vacancy in any office may be filled by the board of directors or in the manner determined by the Board.

     SECTION 3.4 RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. The resignation shall take effect as of the date received or at any later time specified in the notice. The resignation need not be accepted to be effective. Any such resignation shall be without prejudice to the contractual rights of the corporation, if any.

     SECTION 3.5 REMOVAL. Without prejudice to the contractual rights, if any, of any officer, any officer may be removed with or without cause by the board of directors or in the manner determined by the board of directors.

     SECTION 3.6 POWERS AND DUTIES. The officers of the corporation shall have such powers and duties in the management and operation of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their office, subject to the board of directors.

                                     ARTICLE IV

                                     AMENDMENTS

     The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the board of directors subject to the Bylaws, if any, adopted by the stockholders.


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     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Nurescell Inc., a Nevada corporation, as in effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto subscribed by name as of May 18, 1998.


                                        /s/
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                                        (SEAL)













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